UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2009

CLEAN ENERGY FUELS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33480	33-0968580
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3020 Old Ranch Parkway, Suite 400, Seal Beach, California		90740
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (562) 493-2804

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On June 25, 2009, Clean Energy Fuels Corp. (the “Company”) entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the underwriters named in Schedule A to the underwriting agreement, relating to the public offering of 8,200,000 shares of the Company’s common stock, $0.0001 par value per share.  The Company has granted to the underwriters an option to purchase up to an additional 1,230,000 shares of common stock solely for the purpose of covering overallotments.  The price to the public in this offering was $8.30 per share.  The closing of the offering is expected to occur on July 1, 2009.  The material terms of the offering are described in the prospectus supplement, dated June 25, 2009, as filed by the Company with the Securities and Exchange Commission (the “Commission”). The offer and sale of the common stock is registered with the Commission pursuant to a Registration Statement on Form S-3 filed by the Company on July 11, 2008 (File No. 333-152306) and an additional Registration Statement on Form S-3 filed by the Company on June 26, 2009 pursuant to Rule 462(b) under the Securities Act (File No. 333-160241).

The underwriting agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.

The underwriting agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference, and the foregoing description of the terms of the underwriting agreement is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.

Exhibit	Description
1.1	Underwriting Agreement, dated June 25, 2009, among Clean Energy Fuels Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Underwriters named in Schedule A thereto

5.1	Opinion of Morrison Foerster LLP

23.1	Consent of Morrison Foerster LLP (included as part of Exhibit 5.1)

99.1	Press release issued by Clean Energy Fuels Corp., dated June 26, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN ENERGY FUELS CORP

Dated: June 26, 2009	By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer